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EMPLOYMENT AGREEMENT

Saratov	June 7, 2007

1. PARTIES OF AGREEMENT

Crown Oil & Gas LLC (Moscow), sole shareholder of Artstroy-XXI LLC, represented by General Director, hereinafter referred to as "Employer", on one hand, and Mr. Bogomolov Stanislav Vladimirovitch, hereinafter referred to as "Employee", on the other hand, concluded the present agreement.

2. SUBJECT OF AGREEMENT

Employee Bogomolov Stanislav Vladimirovitch is appointed General Director of Artstroy-XXI LLC.

3. TYPE OF AGREEMENT

The present agreement is agreement of secondary employment.

4. DURATION OF AGRREMENT

The present agreement is for a fixed-term from June 07, 2007 until December 31, 2010.

5. PERIOD OF DUTIES

Start of duties: June 07, 2007

End of duties: December 31, 2010

Employee undertakes to start executing its duties (article 7) under the present agreement from June 07, 2007.

6. TRIAL PERIOD

There is no trial period.

7. RIGHTS AND DUTIES OF EMPLOYEE

7.1. Employee has the following rights:

7.1.1. Assignment of work under the present agreement.

7.1.2. Workplace, in accordance with government standards and administrative-organizational documents of enterprise on occupational safety and health.

7.1.3. Full and accurate information on labor conditions and labor protection/safety requirements at the workplace.

7.1.4. Protection of personal data.

7.1.5. Duration of working hours in accordance with labor legislature of Russian Federation.

7.1.6. Receipt of salaries and other types of remuneration within established period.

7.1.7. Guarantees and compensations, according to Russian laws.

7.1.8. Professional training and re-education.

7.1.9. Entry to and participation in public organizations for defense of its rights, freedoms and legitimate interests.

7.1.10. Participation in business management in accordance with Russian laws.

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7.1.11. Defense of its rights, freedoms and legitimate interests by all means not contradicting Russian laws..

7.1.12. Settlement of individual and collective labor disputes, including the right for a strike, in cases and in order in accordance with Russian laws.

7.1.13. Compensation for damages, inflicted during execution of duties, as well as compensation for moral injury in accordance with Russian laws.

7.1.14. Employee undertakes to execute the following duties:

- general and functional responsibilities, stipulated in job description of General Director No.1 of June 07, 2007.

8. RIGHTS AND DUTIES OF EMPLOYER

Employer must:

8.1.1. Observe Russian laws, local regulatory legal acts, terms of employment agreement in relation to Employee.

8.1.2. Provide work, stipulated by present agreement.

8.1.3. Organize working conditions in accordance with norms and rules under Russian laws.

8.1.4. Provide conditions for safe and efficient work of Employee.

8.1.5. Equip workspace of Employee in accordance with health regulations and job safety rules.

8.1.6. Provide Employee with documents, equipment, instruments and other means, necessary for adequate execution of job responsibilities.

8.1.7. Pay Employee's salary under present agreement in a timely manner with pay days on the 5th and 20th working day of every month.

8.1.8. Provide complementary social insurance coverage in accordance with Russian laws.

8.1.9. Compensate damages, inflicted to Employee in the course of execution of duties under present agreement, and compensate moral injury in accordance with Russian laws.

8.2. Special responsibilities of Employer on provision of working conditions: no.

9. WORK-REST SCHEDULE

9.1. Employee has a short working day of four hours per day.

9.2. Total working hour should not exceed 20 hours per week, except for cases, provided for in Russian legislation.

9.3. Employee is afforded with:
-      Lunch break of 60 minutes;
-      Days-off – Saturday and Sunday;
-      Public holidays;

9.4 Employee has an annual paid vacation of 28 calendar days. Vacation in the first year is afforded only after six months of uninterrupted work. Vacation in the second and following years of work can be afforded in any time during the year in accordance with the order of annual paid vacations. Employee may be afforded a short unpaid vacation for family reasons and other legitimate reasons. The annual paid vacation may be divided in several parts, with at least one part of 5 calendar days.

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10. WAGE CONDITIONS

10.1. Employee has:

- post salary (base salary) in accordance with company's payroll plan.

10.2. Salary and other types of remuneration under present agreement are to be paid to Employee in Russian currency via transfer to indicated bank account of Employee.

11. OTHER TERMS

11.1. Any disputes or disagreements, occurring between parties during execution of duties under present agreement, are to be resolved in accordance with Russian laws.

11.2. The terms of present agreement can be modified under mutual agreement in accordance with Russian laws.

12. FINAL PROVISIONS

12.1. Employment agreement is concluded in two originals having equal legal power, one original for Employee and another for Employer.

12.2. Data of signing of agreement is June 07, 2007.

Signatures of parties:

EMPLOYER	EMPLOYEE
CROWN OIL AND GAS LLC	BOGOMOLOV Stanislav Vladimirovitch
Moscow, Russian Federation

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